UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15(D) OR THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 April 10, 1998




                            ML-LEE ACQUISITION FUND, L.P.
     (Exact name of registrant ass specified in its governing instruments)


              Delaware                               13-3426817
   (State or other jurisdiction of        (IRS Employer Identification No.)
   incorporation or organization)



                             World Financial Center
                            South Tower - 23rd Floor
                         New York, New York 10080-6123
              (Address of principal executive office and zip code)


Registrant's telephone number,, including area code: (212) 236-7339

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                              ITEM 5. OTHER EVENTS

     On April 10, 1998, the parties to Seidel v. Thomas H. Lee, et al, No. 93-494 (JJF), a putative class action brought on behalf of limited partners of the ML-Lee Acquisition Fund, L.P. (the "Fund"), filed with United States District Court for the District of Delaware a Stipulation of Settlement, preliminarily settling that action.

     The proposed settlement, which is subject to Court approval, provides for dismissal with prejudice of all claims against the Fund, the Funds' investment advisor and certain of its affiliates, the Funds' Managing General Partner and certain of its affiliates, and the Funds' Independent General Partners. Although defendants continue to deny all liability in this action, defendants other than the Fund, have agreed to provide $2.5 million in cash and certain other onsiderations to settle the claims asserted in this action. The Court has not yet set a date for a hearing to consider settlement.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities indicated on the 10th day of April, 1998.


              Signature                           Title


                                    ML Mezzanine Inc.
______________________              Vice President and Treasurer
Audrey Bommer                       (Principal Financial Officer of Registrant)




                                    ML Mezzanine Inc.
______________________              Vice President and Assistant Treasurer
Roger F. Castoral, Jr.              (Principal Accounting Officer of Registrant)